Exhibit 10.3

Lock-Up Agreement

November 12, 2025

Einride AB

Stadsgarden 6

116 45 Stockholm, Sweden
Email: legal@einride.tech

RE:	Lock-Up Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “BCA”), dated as of November 12, 2025, by and among Einride AB, a limited liability company organized under the laws of Sweden (the “Company”), Einride Cayman Sub Limited, a Cayman Islands exempted company and direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Legato Merger Corp. III, a Cayman Islands exempted company (“SPAC”), pursuant to which, among other things, on the terms and conditions set forth therein, at the effective time of the BCA, SPAC will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving as a direct, wholly-owned subsidiary of the Company, pursuant to the plan of merger (“Plan of Merger”).

In connection with the Merger, and for good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member, by contract or otherwise, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

(b) “Applicable Law” shall mean any federal, state, provincial, local, municipal, territorial, or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment; any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree, or ruling entered, issued, made, or rendered by any Governmental Authority; any assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority; and any and all debts, liabilities, and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Applicable Law, any Legal Proceeding or any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty, or other legally binding commitment, arrangement, understanding, or obligation, whether oral or in writing, in each case applicable to the referent Person, property, or asset, and in each case, as amended and supplemented from time to time and including as applicable all schedules, annexes, and exhibits thereto.

(c) “Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any Person or group of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities the Company; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any person or group acquiring at least 50% of the combined voting power of the then outstanding securities of the Company or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of the Company.

(d) “Closing Date” means the consummation of the Merger, other than the registration of the Plan of Merger.

(e) “Controlled Entity” means, as to any Person, (a) any corporation of which Equity Securities representing more than fifty percent (50%) of the voting power entitled to vote on the election of any or all of the directors, managers or similar members of the governing body of such corporation, or more than fifty percent (50%) of the right to receive dividends or other distributions of such corporation, is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is a managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is a manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

(h) “Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

(i) “Founder Holders” means the holders of the SPAC Ordinary Shares sold by SPAC prior to its initial public offering (but excluding (a) the SPAC Ordinary Shares issued to BTIG, LLC and its designees by SPAC prior to its initial public offering and (b) any SPAC Ordinary Shares transferred by the Founder Holders to the PIPE Investors (if any) pursuant to Section 6.21 of the BCA) and their Affiliates.

(j) “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal that possesses competent jurisdiction.

(k) “Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before any Governmental Authority.

(l) “Lock-Up Shares” means (i) with respect to each Pre-Closing Holder, certain Ordinary Shares held by such Pre-Closing Holder as of immediately following the closing of the Transactions, as set forth on such Pre-Closing Holder’s signature page hereto, (ii) with respect to each Founder Holder, the Ordinary Shares issuable to such Founder Holder in respect of the SPAC Ordinary Shares sold by SPAC prior to its initial public offering, and (iii) any American depositary share of the Company duly and validly issued against the deposit of one (1) underlying Ordinary Share deposited with the depositary bank determined in the BCA in accordance with the customary deposit agreement with the depositary bank representing the securities described in clauses (i) and (ii).

(m) “Ordinary Shares” means the ordinary shares of the Company.

(n) “Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person, (d) any Controlled Entity of such Person, (e) any direct or indirect holder of Equity Securities of such Person pursuant to a pro rata distribution of Lock-Up Shares by such Person, and (f) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person.

(o) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal.

(p) “Pre-Closing Holder” means each pre-Closing holders of all of the issued and outstanding ordinary shares of the Company who signs this Agreement, each Permitted Transferee of any such Person who signs a joinder to this Agreement, and each other Person who signs a joinder to this Agreement.

(q) “Restated AoA” shall mean the amended and restate the articles of association of the Company.

(r) “Securityholder” means a Pre-Closing Holder or Founder Holder.

(s) “SPAC Ordinary Shares” means the ordinary shares, par value $0.0001 per share, in the share capital of SPAC.

(t) “Transaction Agreements” means shall mean the BCA, the Plan of Merger, this Agreement, that certain transaction support agreement, whereby the Founder Holders will agree to vote in favor of the BCA and the other Transaction Agreements to which SPAC is or will be a party and the Transactions, that certain Confidentiality Agreement, dated as of May 27, 2025, by and between SPAC and the Company, the Restated AoA and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

(u) “Transactions” means the transactions contemplated pursuant to the BCA and the Transaction Agreements.

(v) “Transfer” means the voluntarily or involuntarily, transfer, sale, pledge or hypothecation or other disposition of any security (whether by operation of law or otherwise), or entry into any contract, option, or other arrangement or understanding with respect to the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position with respect to, within the meaning of Section 16 of the Exchange Act, any security or (b) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

2. Lock-Up.

(a) The undersigned, in its capacity as a Pre-Closing Holder or a Founder Holder, as the case may be, agrees, severally, and not jointly, not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares beneficially owned or otherwise held by such Person during the Lock-Up Period (as defined below); provided, that such restrictions shall not apply to (i) the filing of a registration statement covering the Lock-Up Shares and any disclosures therein regarding possible Transfers of the Lock-Up Shares following the Lock-Up Period or (ii) Transfers permitted pursuant to Article 3.

(b) The “Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the earliest to occur of (i) the date that is six (6) months after the Closing Date, (ii) the date on which the closing share price of Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing Date or (iii) the date on which the Company completes a Change of Control.

(c) During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

(d) The undersigned acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, the Equity Securities in the Company beneficially owned by such Person shall remain subject to any restrictions on Transfer under Applicable Law, including all applicable holding periods under the Securities Act and other rules of the SEC.

(e) During the Lock-Up Period, stop transfer orders shall be placed against the Lock-Up Shares and each certificate or book entry position statement evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK¬UP AGREEMENT, DATED AS OF NOVEMBER 12, 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

3. Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, the restrictions set forth in paragraph 2 shall not apply to:

(i) Transfers to any of the undersigned’s Permitted Transferees, upon written notice to the Company;

(ii) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(iii) in the case of an individual, (a) Transfers by virtue of laws of descent and distribution upon death of the individual; or (b) Transfers pursuant to a qualified domestic relations order, in connection with a divorce settlement, or as a bona fide gift or gifts or to a trust the beneficiaries of which are exclusively the undersigned or the undersigned’s Family Members;

(iv) transactions relating to Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares acquired in open market transactions after the closing of the Transactions;

(v) the exercise of stock options or warrants to purchase Ordinary Shares or the vesting of stock awards of Ordinary Shares and any related transfer of Ordinary Shares to the Company in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such Ordinary Shares, it being understood that all Ordinary Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(vi) depositing Ordinary Shares with the Depositary Bank in accordance with the Deposit Agreement for the issuance of American depositary shares of the Company duly and validly issued against the deposit of one (1) underlying ordinary shares of the Company pursuant to the BCA (it being understood that such American depositary shares shall remain subject to the restrictions contained herein);

(vii) Transfers to the Company to satisfy tax obligations or in payment of the exercise price of any options or warrants of the Company, it being understood that all Ordinary Shares for which such obligation or exercise price was paid will be subject to the restrictions of this Agreement during the Lock-Up Period;

(viii) Transfers to the Company pursuant to any contractual arrangement in effect at the closing of the Transactions that provides for the repurchase by the Company or forfeiture of the Securityholder’s Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares in connection with the termination of the Securityholder’s service to the Company; or

(ix) the entry, by the Securityholder, at any time after the closing of the Transactions, of any trading plan providing for the sale of Ordinary Shares by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Ordinary Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clauses (i), (ii), or (iii) above, the restrictions and obligations contained in Article 2 and this Article 3 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and the Transferee shall become a party to this Agreement by executing and delivering a joinder agreement, pursuant to which such Transferee shall be subject to the same restrictions as the Transferor.

4. Representations and Warranties.

(a) The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

(b) The undersigned hereby represents and warrants that it now has, or when the Ordinary Shares are issued, will have and, except as contemplated by this Agreement, throughout the Lock-Up Period will have, good and marketable title to its Lock-Up Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of the undersigned to comply with the foregoing restrictions.

5. Miscellaneous.

(a) Notwithstanding anything to the contrary contained herein, if the BCA (other than the provisions thereof that survive termination) shall terminate or be terminated prior to the closing of the Transactions, the undersigned shall be released from all obligations under this Agreement. The undersigned understands that the Company and SPAC are proceeding with the Transactions in reliance upon this Agreement.

(b) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except as expressly provided herein, this Agreement and all obligations of the undersigned are personal to the undersigned and may not be transferred or delegated by the undersigned at any time without the prior written consent of the Company. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity by Change of Control without obtaining the consent or approval of the undersigned. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(d) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under Applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(e) This Agreement may be amended, modified, or waived only with the written consent of the Company, the Persons holding a majority of the Lock-Up Shares then held by the Pre-Closing Holders, and the Persons holding a majority of the Lock-Up Shares then held by the Founder Holders; provided that (i) no such amendment, modification or waiver that would adversely affect a Securityholder in a manner that is different from any other Securityholder shall be effective against such Securityholder without the prior written consent of such Securityholder and (ii) if any amendment, modification, waiver or release of this Agreement provides any Securityholder with rights superior to the rights provided to other Securityholders, such amendment, modification or waiver shall provide such rights to all holders of Lock-Up Shares. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other Applicable Law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

[Signature Pages Follow]

Very truly yours,

FOUNDER HOLDER:

If an individual, please sign here:

Signature:
Print Name:

If a corporation, a limited partnership or other legal entity, please sign here:

Legal Name:
By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Very truly yours,

PRE-CLOSING HOLDER:

If an individual, please sign here:

Signature:
Print Name:
Lock-Up Shares:		Ordinary Shares

If a corporation, a limited partnership or other legal entity, please sign here:

Legal Name:
By:
Name:
Title:

Lock-Up Shares:		Ordinary Shares

[Signature Page to Lock-Up Agreement]